Exhibit 10.74

EXECUTION VERSION

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A STANDSTILL AGREEMENT DATED AS OF FEBRUARY 4, 2015 AMONG HOLDER, MAKER AND MIDCAP FUNDING X TRUST, A DELAWARE STATUTORY TRUST, ADMINISTRATIVE AGENT, WHICH STANDSTILL AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (the “MidCap Standstill”).

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A STANDSTILL AGREEMENT DATED AS OF FEBRUARY 4, 2015 AMONG HOLDER, MAKER AND PENTA MEZZANINE SBIC FUND I, L.P., A DELAWARE LIMITED PARTNERSHIP, WHICH STANDSTILL AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (the “Penta Standstill”).

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A STANDSTILL AGREEMENT DATED AS OF FEBRUARY 4, 2015 AMONG HOLDER, MAKER AND JL-BBNC MEZZ UTAH, LLC, AN ALASKA LIMITED LIABILITY COMPANY, WHICH STANDSTILL AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (the “JL Standstill”).

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.

AMENDED AND RESTATED

UNSECURED PROMISSORY NOTE

$2,750,000	June 30, 2015

FOR VALUE RECEIVED, the undersigned, NUTRASCIENCE LABS, INC. F/K/A TCC CM SUBCO I, INC., a Delaware corporation (“Maker”), promises to pay to NUTRICAP LABS, LLC, a New York limited liability company (“Holder”), the principal sum of TWO MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($2,750,000.00), together with interest on the unpaid principal balance of this Unsecured Promissory Note (this “Note”) from time to time outstanding until paid in full, in lawful money of the United States of America. This Note shall mature and be due and payable by Maker on January 1, 2016 (the “Maturity Date”) or, if such day is not a Business Day, then the next succeeding Business Day.

This Note is an amendment and restatement, but not a novation of, the “First Promissory Note” referenced in that certain Asset Purchase Agreement (as amended, restated, modified or supplemented from time to time, the “Purchase Agreement”), dated February 4, 2015 and effective as of the Option Exercise Date (as defined in the Purchase Agreement), among Maker, Holder, Vitacap Labs, LLC, a New York limited liability company, Canyon Marketing V, LLC, a Delaware limited liability company, Canyon Marketing II, INC., a New York corporation, and Canyon Marketing III, LLC, a Delaware limited liability company. Holder is receiving this Note to amend and restate on the terms set forth herein the First Promissory Note received by Holder pursuant to the Purchase Agreement. Holder expressly agrees that as an amendment and restatement, but not a novation, of the First Promissory Note, this Note remains subject to the terms of each of the MidCap Standstill, the Penta Standstill, and the JL Standstill.

ARTICLE I
TERMS AND CONDITIONS

1.01       Payment of Principal and Accrued Interest.

a.           Interest shall accrue on the outstanding principal amount of this Note at eight and one-half percent (8.5%) per annum (the “Interest Rate”). Interest shall be computed hereunder based on a 360-day year. Interest shall be payable monthly at such times and in such amounts as set forth in Schedule A hereto.

b.           The principal amount of this Note shall, until the Maturity Date, be payable in monthly installments on the basis of a thirty-six (36) month amortization schedule, with principal amortization payments payable at such times and in such amounts as set forth in Schedule A hereto. The unamortized principal amount of this Note (the “Amount Due”) shall be payable on the Maturity Date in accordance with Section 6.17 of the Purchase Agreement. Upon the occurrence of any Event of Default (as defined below), the Amount Due shall be payable in a single payment on demand.

1.02       Prepayment.

a.           The principal indebtedness evidenced by this Note may be prepaid, in whole or in part, at any time and from time to time, together with accrued and unpaid interest to the date of such prepayment on the amount so prepaid, without premium or penalty. Any partial prepayment of principal made after the Maturity Date shall be applied as follows: first, to the payment of accrued interest; and second, to the payment of principal.

b.           Upon any partial prepayment, at the request of either Maker or Holder, this Note shall be surrendered to Maker in exchange for a substitute note, which shall set forth the revised principal amount. In the event that this Note is prepaid in its entirety, this Note shall be surrendered to Maker for cancellation as a condition to any such prepayment.

1.03       Payments Only on Business Days. Payments hereunder shall be made only on a Business Day. Any payment hereunder which, but for this Section 1.03, would be payable on a day which is not a Business Day, shall instead be due and payable on the next succeeding Business Day.

1.04       Guarantors. The right of Holder to receive payments of principal and interest pursuant to the terms of this Note have been guaranteed jointly and severally by Essex Capital Corporation, a California Corporation (“Essex”), Ralph T. Iannelli, an individual and resident of California (“Iannelli”), and Twinlab Consolidation Corporation (“TCC”), a Delaware corporation and parent company of NutraScience Labs, Inc. (each of the foregoing persons or entities, a “Guarantor”), pursuant to (a) a Guaranty Agreement of equal date herewith by and between Holder on the one hand and Essex Capital Corporation and Ralph T. Iannelli, jointly and severally, on the other hand (the “Essex Guaranty”), and (b) a Guaranty Agreement of equal date herewith by and between Holder and Twinlab Consolidation Corporation (the “TCC Guaranty”). Holder expressly agrees that any payments under Schedule A hereto made to Holder by any Guarantor or made by any Guarantor pursuant to the Essex Guaranty and/or the TCC Guaranty, shall for the purposes of this Note be deemed payments by Maker in satisfaction of the corresponding portion of Maker’s obligations hereunder.

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1.05       Order of Demand and Enforcement. Upon an Event of Default hereunder, Holder agrees to first seek payment pursuant to the Essex Guaranty before seeking payment from the Maker or pursuant to the TCC Guaranty. Accordingly, until the tenth (10th) day after which Holder has made demand for payment to both Essex and Iannelli pursuant to and in accordance with the terms of the Essex Guaranty, and unless any amounts due and owing Holder pursuant to this Note remain unpaid as of such date, Holder agrees that it shall not demand or take any action to seek payment pursuant to the TCC Guaranty.

ARTICLE II
DEFAULTS

2.01       Events of Default. The following shall constitute “Events of Default” under this Note:

a.           failure by Maker to make any interest payment required under this Note when the same shall become due and payable (whether at maturity, by acceleration or otherwise) and the continuation of such failure for a period of fifteen (15) Business Days following notice thereof; or

b.           failure by Maker to make any payments of principal required under this Note when the same shall become due and payable (whether at maturity, by acceleration or otherwise) and the continuation of such failure for a period of fifteen (15) Business Days following notice thereof; or

c.           Maker, pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a custodian of it or for all or any substantial portion of its property or assets; or (iv) makes a general assignment for the benefit of its creditors; or

d.           an involuntary case or proceeding is commenced against Maker under any Bankruptcy Law and is not dismissed, bonded or discharged within sixty (60) days thereafter, or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case or proceeding; (ii) appoints a custodian of Maker or for all or substantially all of its properties; or (iii) orders the liquidation of Maker; and in each case the order or decree remains unstayed and in effect for sixty (60) days.

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If an Event of Default occurs, the Interest Rate shall equal fifteen percent (15%) per annum from and after the date of such Event of Default until the date upon which this Note is repaid in full. If an Event of Default occurs, Holder may, at its option, declare, by notice in writing to Maker (the “Acceleration Notice”), the entire principal amount of this Note (and any accrued and unpaid interest thereon) to be immediately due and payable and upon any such declaration such principal and interest shall become and be forthwith due and payable without any further notice, presentment, protest, or demand of any kind, all of which are hereby expressly waived by Maker. If an Event of Default specified in Sections 2.01(c) or 2.01(d) hereof occurs, the principal amount of this Note (and any accrued and unpaid interest thereon) shall become due and payable immediately without any declaration or other act on the part of Holder. If any Event of Default shall have occurred, Holder may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any provision of this Note or in aid of the exercise of any power granted to Holder under this Note.

ARTICLE III
MISCELLANEOUS

3.01       No Waiver: Amendment. Maker hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note. No delay by Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof, including but not limited to an extension of the time for the payment of this Note or any installment due hereunder, shall be valid unless set forth in writing by Holder. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. No modifications or amendments made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the liability of Maker under this Note, either in whole or in part unless Holder agrees otherwise in writing. This Note may not be amended without the prior written consent of each Guarantor.

3.02       Limit of Validity. The provisions of this Note are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid to Holder for the use, forbearance or retention of money under this Note (“Interest”) exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Maker and Holder shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Holder shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal amount owing under this Note (whether or not then due) or at the option of Holder be paid over to Maker, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal amount of this Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law.

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3.03       Arms Length Agreement. This Agreement has been negotiated and prepared at the mutual request, direction and construction of Holder and Maker, at arms length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.

3.04       Governing Law. This Note shall be interpreted, construed and enforced according to the substantive laws of the State of New York, without giving effect to principles of conflicts of law.

3.05       Judicial Proceedings. All judicial proceedings brought against Maker arising out of or relating to this Note may be brought in the Federal courts of the United States of America or the courts of the State of New York, in each case, located in the City of New York and County of New York, and by execution and delivery of this Note, Maker accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note. Maker hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Maker at its address set forth in Section 3.06, such service being hereby acknowledged by Maker to be sufficient for personal jurisdiction in any action against Maker in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Holder to bring proceedings against Maker in the courts of any other jurisdiction.

3.06       Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, electronic mail or registered or certified mail, postage prepaid, return receipt requested, in accordance with the Purchase Agreement.

3.07       Assignment and Transfer; Covenant. Neither this Note nor any interest herein shall be assigned, transferred, pledged or otherwise disposed of, through liquidation or otherwise (any of the foregoing, a “Transfer”), in whole or in part, by Holder. Neither this Note nor any interest herein or obligation hereunder shall be Transferred, in whole or in part, by Maker without the express prior written consent of Holder.

3.08       Replacement of Notes. Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, Maker will deliver a new Note, or like tenor in lieu of this Note, payable to Holder, in the same principal amount as the unpaid principal amount of this Note and bearing interest at the same Interest Rate as this Note. Any Note delivered in accordance with the provisions of this Section 3.08 shall be dated as of the date of this Note.

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3.09       Successors and Assigns. The respective rights and obligations of Maker and Holder shall be binding upon and inure to the benefit of their respective heirs, executors, administrators, successors and permitted assigns.

3.10       Collection Costs. If any amount due under this Note is not paid at the earlier of (i) the due date hereunder or (ii) at acceleration of maturity as herein provided and is placed in the hands of an attorney for collection, or if it is collected through bankruptcy, probate or other court after maturity or the acceleration thereof, Maker shall pay all reasonable attorneys’ fees and collection costs of Holder incurred with respect to the collection of amounts due under this Note promptly on the demand of Holder.

3.11       Definitions. The following terms have the following meanings:

“Acceleration Notice” shall have the meaning set forth in Section 2.01.

“Amount Due” shall have the meaning set forth in Section 1.01(b).

“Bankruptcy Law” means Title 11, United States Code, or any similar federal, state or foreign law for the relief of debtors or any arrangement, reorganization, assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Maker.

“Business Day” means each day other than Saturdays, Sundays and days when commercial banks are authorized or required by law to be closed for business in New York, New York.

“Essex” shall have the meaning set forth in Section 1.04.

“Essex Guaranty” shall have the meaning set forth in Section 1.04.

“Events of Default” shall have the meaning set forth in Section 2.01.

“Guarantor” shall have the meaning set forth in Section 1.04.

“Holder” shall have the meaning set forth in the Preamble.

“Iannelli” shall have the meaning set forth in Section 1.04.

“Interest” shall have the meaning set forth in Section 3.02.

“Interest Rate” shall have the meaning set forth in Section 1.01(a).

“JL Standstill” shall have the meaning set forth in the Preamble.

“Maker” shall have the meaning set forth in the Preamble.

“Maturity Date” shall have the meaning set forth in the Preamble.

“MidCap Standstill” shall have the meaning set forth in the Preamble.

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“Obligations” means all principal, interest, premium, penalties, fees, indemnities, damages and other liabilities and obligations payable under the documentation governing, or with respect to, indebtedness for borrowed money (including all interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

“Penta Standstill” shall have the meaning set forth in the Preamble.

“Purchase Agreement” shall have the meaning set forth in the Preamble.

“TCC” shall have the meaning set forth in Section 1.04.

“TCC Guaranty” shall have the meaning set forth in Section 1.04.

“Transfer” has the meaning set forth in Section 3.07.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

NUTRASCIENCE LABS, INC. F/K/A
TCC CM SUBCO I, INC.

By:	/s/ Thomas A. Tolworthy
Name: Thomas A. Tolworthy
Title: CEO

[First Unsecured Promissory Note]

ACKNOWLEDGED & AGREED

NUTRICAP LABS, LLC

/s/ Jonathan Greenhut
By: Jonathan Greenhut
Title: CEO

[First Unsecured Promissory Note]

SCHEDULE A

Monthly Principal Amortization and Interest Payment Schedule

Original Principal Amount: $2,750,000

Annual Interest Rate 8.50%

Based on 36 Month Amortization Schedule

Monthly Total Payment: 86,810.73

First Payment 7/01/15

Payment No.	Due Date	Total Payment	Interest	Principal Amortization	Principal Balance
1	07/01/15	86,810.73	19,479.17	67,331.56	2,682,668.44
2	08/01/15	86,810.73	19,002.23	67,808.50	2,614,859.94
3	09/01/15	86,810.73	18,521.92	68,288.81	2,546,571.14
4	10/01/15	86,810.73	18,038.21	68,772.52	2,477,798.62
5	11/01/15	86,810.73	17,551.07	69,259.66	2,408,538.96
6	12/01/15	86,810.73	17,060.48	69,750.25	2,338,788.72
7	1/1/15	86,810.73	16,566.42	70,244.31	2,268,544.41

[First Unsecured Promissory Note]